                                                                    EXHIBIT 16.1

October 13, 1999






Mr. Louis Glazier
Executive Vice President, Finance and Administration
Thorn Apple Valley, Inc.
26999 Central Park Boulevard, Suite 300
Southfield, MI 48076

Dear Mr. Glazier:

This is to confirm that the client-auditor relationship between Thorn Apple Valley, Inc. (Commission File Number 000-6566) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


cc:  Office of the Chief Accountant
     SECPS Letter File, Mail Stop 11-3
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549